UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 13, 2023

PACIFIC GREEN TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54756	n/a
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 10212, 8 The Green Dover, DE	19901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (302) 601-4659

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	PGTK	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On June 13, 2023 Pacific Green Technologies, Inc. (“Pacific Green”), (OTCQB: PGTK) entered into a sale and purchase agreement (“Agreement”) to sell 100% of the shares it holds in Pacific Green Battery Energy Parks 1 Limited (“PGBEP1”) to Sosteneo Fund 1 HoldCo S.à.r.l. for £74 million (US$93 million).

PGBEP1 is the holding company for a 100% owned subsidiary, Richborough Energy Park Limited, Pacific Green’s 99MW battery energy storage system (“BESS”) at Richborough Energy Park (“REP”) which is scheduled to begin operations later this summer.

Under the terms of the Agreement entered into, the consideration is payable pursuant to operational milestones related to the battery park as it connects to the grid and becomes operational. Pacific Green will receive an advance of £20m upon signing of the Agreement with an anticipated completion over the following weeks.

Item 7.01 Regulation FD Disclosure.

On June 13, 2023 Pacific Green issued a news release regarding the Agreement to sell 100% of the shares in Pacific Green Battery Energy Parks 1 Limited (“PGBEP1”) to Sosteneo Fund 1 HoldCo S.à.r.l. for £74 million (US$93 million), payable in milestone related installments.

Item 9.01 Financial Statements and Exhibits

99.1	News Release dated June 13, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC GREEN TECHNOLOGIES INC.

/s/ Scott Poulter
Scott Poulter
Chief Executive Officer and Director
Date: June 13, 2023

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